THE JENEX CORPORATION

AMENDED FINANCIAL STATEMENTS

 JULY 31, 2004

THE JENEX CORPORATION

INDEX

JULY 31, 2004

Page

AUDITORS' REPORT

1

COMMENTS BY AUDITORS FOR U.S. READERS

ON CANADA - U.S. REPORTING DIFFERENCES

2

FINANCIAL STATEMENTS

Balance Sheet

3

Statement of Income

4

Statement of Shareholders' Equity

5

Statement of Cash Flows

6

Notes to the Financial Statements

7-21

AUDITORS' REPORT

To the Shareholders of

The Jenex Corporation

We have audited the balance sheet of The Jenex Corporation as at July 31, 2004, and the statements of income and shareholders' equity, and cash flows for the nine month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards and with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at July 31, 2004 and the results of its operations and its cash flows for the period then ended in accordance with Canadian generally accepted accounting principles.

The financial statements for the years ended October 31, 2003 and 2002 were audited by another firm of Chartered Accountants, who expressed opinions without reservation on those financial statements in their reports dated March 17, 2004 and December 15, 2002.

Sloan Partners LLP

Chartered Accountants

Thornhill, Ontario

September 8, 2004

(except as to note 3 which is as of January 20, 2005)

Page

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA - U.S. REPORTING DIFFERENCES

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 2 to the financial statements.

The opinion on page 1 is expressed in accordance with Canadian reporting standards, which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.

Sloan Partners LLP

Chartered Accountants

Thornhill, Ontario

September 8, 2004

(except as to note 3 which is as of January 20, 2005)

Page

THE JENEX CORPORATION

BALANCE SHEET

July 31

October 31

Expressed in Canadian dollars

2004

2003

ASSETS

Current

Cash

$

265,510

$

1,374

Accounts receivable

6,060

4,789

Inventory (note 6)

67,625

87,966

Prepaid expenses and sundry assets

93,160

10,800

432,355

104,929

Equipment (note 7)

11,475

66,646

Development costs (note 8)

-

419,643

Intangible assets (note 9)

81,250

289,333

Future income taxes

-

361,298

$

525,080

$

1,241,849

LIABILITIES

Current

Accounts payable and accrued liabilities

$

45,863

$

103,100

Current portion of loans payable

-

8,000

45,863

111,100

Performance fee payable (note 10)

596,689

-

Loans payable

-

20,000

Shareholders' advances (note 11)

-

32,742

642,552

163,842

SHAREHOLDERS' EQUITY

Capital stock (note 13)

4,584,010

3,476,784

Contributed surplus

16,133

-

Deficit

(4,717,615)

(2,398,777)

(117,472)

1,078,007

$

525,080

$

1,241,849

APPROVED ON BEHALF OF THE BOARD:

"Michael Jenkins"

"Don Felice"

_____________________________Director

_____________________________Director

The accompanying notes form an integral part of these financial statements.

Amended - See note 3

Page

THE JENEX CORPORATION

STATEMENT OF INCOME

Nine months

Year ended

Year ended

ended July 31

October 31

October 31

Expressed in Canadian Dollars

2004

2003

2002

SALES

$

38,535

$

53,773

$

37,832

COST OF SALES

24,083

33,633

23,720

GROSS PROFIT

14,452

20,140

14,112

LICENSING REVENUE

77,478

-

-

INTEREST INCOME

1,061

963

10,120

92,991

21,103

24,232

EXPENSES

Consulting fees

264,308

2,150

3,100

Management fees

183,735

201,427

190,694

Professional fees

96,811

68,405

176,232

Office and general

75,173

98,859

212,523

Research and development

58,653

-

-

Travel

49,952

73,608

89,983

Occupancy costs

34,074

34,545

34,678

Foreign exchange loss (gain)

4,844

(5,759)

(10,967)

Advertising and promotion

2,121

8,785

23,218

Interest on long-term debt

1,274

2,241

2,934

Other (note 5)

-

-

59,464

Amortization of intangible assets

18,750

19,922

19,922

Amortization of equipment

2,250

3,345

4,458

Amortization of deferred development costs

-

187,401

177,892

791,945

694,929

984,131

OTHER EXPENSE ITEMS

Performance fee (note 10)

596,689

-

-

Write-down of deferred development costs (note 8)

419,643

-

-

Write-down of intangible assets (note 9)

189,333

-

-

Write-down of equipment (note 7)

52,921

-

-

1,258,586

-

-

LOSS BEFORE INCOME TAX

(1,957,540)

(673,826)

(959,899)

INCOME TAX EXPENSE (RECOVERY) (note 15)

361,298

28,524

(295,992)

NET LOSS FOR THE PERIOD

$

(2,318,838)

$

(702,350)

$

(663,907)

NET LOSS PER SHARE (note 14)

$

(0.06)

$

(0.02)

$

(0.02)

The accompanying notes form an integral part of these financial statements.

Amended - See note 3

Page

THE JENEX CORPORATION

STATEMENT OF SHAREHOLDERS' EQUITY

Expressed in Canadian dollars

	Number of Common Shares	Common Shares	Contributed Surplus	Deficit	Total Shareholders' Equity
Balance - October 31, 2001	32,093,897	$2,712,505	$ -	$(1,032,520)	$1,679,985
Shares issued as settlement for accounts payable	276,792	358,188	-	-	358,188
Stock options exercised	332,333	57,133	-	-	57,133
Private placement	217,091	238,800	-	-	238,800
Acquisition costs	-	(61,727)	-	-	(61,727)
Net loss for the year	-	-	-	(663,907)	(663,907)
Balance - October 31, 2002	32,920,113	3,304,899	-	(1,696,427)	1,608,472
Shares issued as settlement for accounts payable	71,500	27,885	-	-	27,885
Stock options exercised	5,000	1,000	-	-	1,000
Private placement	550,000	143,000	-	-	143,000
Net loss for the year	-	-	-	(702,350)	(702,350)
Balance - October 31, 2003	33,546,613	3,476,784	-	(2,398,777)	1,078,007
Shares issued as settlement for accounts payable	756,806	189,579	-	-	189,579
Private Placements	5,454,498	1,007,647	-	-	1,007,647
Finder's fee paid on private placement	-	(90,000)	-	-	(90,000)
Stock-based compensation	-	-	16,133	-	16,133
Net loss for the period	-	-	-	(2,318,838)	(2,318,838)
Balance - July 31, 2004	39,757,917	$4,584,010	$16,133	$(4,717,615)	$(117,472)

The accompanying notes form an integral part of these financial statements.

Amended - See note 3

Page

THE JENEX CORPORATION

STATEMENT OF CASH FLOWS

Nine months

Year ended

Year ended

ended July 31

October 31

October 31

Expressed in Canadian Dollars

2004

2003

2002

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss for the period

$

(2,318,838)

$

(702,350)

$

(663,907)

Items not affecting cash:

Amortization

21,000

210,668

202,272

Stock-based compensation

16,133

-

-

Performance fee payable

596,689

-

-

Write-down of deferred development costs

419,643

-

-

Write-down of intangible assets

189,333

-

-

Write-down of property

52,921

-

-

Income tax expense (recovery)

361,298

28,524

(295,992)

Other (note 5)

-

-

59,464

(661,821)

(463,158)

(698,163)

Cash effect of changes in:

Accounts receivable

(1,271)

1,356

16,426

Inventory

20,341

28,831

20,302

Prepaid expenses and sundry assets

(82,360)

(810)

(9,990)

Accounts payable and accrued liabilities

132,342

97,101

379,358

(592,769)

(336,680)

(292,067)

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of capital stock

917,647

144,000

234,963

Loans payable

(28,000)

(8,000)

(317,853)

Shareholders' advances

(32,742)

32,742

-

856,905

168,742

(82,890)

CASH FLOWS FROM INVESTING ACTIVITIES

Additions to equipment

-

(842)

-

Additions to development costs

-

(27,885)

(47,538)

-

(28,727)

(47,538)

INCREASE (DECREASE) IN CASH

264,136

(196,665)

(422,495)

CASH, beginning of the period

1,374

198,039

620,534

CASH, end of the period

$

265,510

$

1,374

$

198,039

SUPPLEMENTAL CASH FLOW INFORMATION:

Issuance of common shares on settlement

of accounts payable

$

189,579

$

27,885

$

358,188

Cash paid for interest

1,274

2,958

2,934

The accompanying notes form an integral part of these financial statements.

Amended - See note 3

Page

THE JENEX CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

PERIOD ENDED JULY 31, 2004

1.

NATURE OF BUSINESS

The Jenex Corporation ("the Company") was incorporated under the Business Corporations Act (Alberta) on March 5, 2001. It completed a public offering of securities on June 20, 2001 and the shares of the Company commenced trading on the TSX Venture Exchange (formerly CDNX) on July 11, 2001. On December 17, 2001 the Company amalgamated with Thermolabile Technologies Corporation Inc. and continued under the name "The Jenex Corporation".

The Company operates with the following mandates:

a) As a research and development company;

b) As a manufacturer, marketer and developer of medical devices;

c) As a licensor of its technology;

d) As an acquirer of technologies/operating companies.

The Company has a proprietary Thermal Therapy Technology that provides topical relief to certain skin irritations resulting from insect bites and stings and prevention of cold sores. Since inception the efforts of the Company have been devoted to develop and market this technology.

The Company changed its fiscal year end from October 31 to July 31, effective July 31, 2004. This change was made to more closely align the Company's fiscal year with the business cycle and to facilitate the preparation of the annual financial statements on a timely basis. Accordingly, for the 2004 fiscal period, the Company has reported its annual financial statements for the nine month period ended July 31, 2004.

2.

GOING CONCERN

These financial statements have been prepared on a going concern basis, which assume that the Company will continue in operation for the foreseeable future and accordingly will be able to realize its assets and discharge its liabilities in the normal course of operations. Since inception, the Company has concentrated on research and development. It has had no earnings, minimal revenues, negative operating cash flows and has financed its activities through the issuance of shares. The Company's ability to continue as a going concern is dependant on obtaining additional investment capital and the achievement of profitable operations. In the ensuing year, the Company intends to attract new investors, launch its cold sore prevention product and sell additional licenses to exploit its patented technology. There can be no assurance that the Company will be successful in increasing revenue or raising additional investment capital to generate sufficient cash flows to continue as a going concern.

Amended - See note 3

Page

THE JENEX CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

PERIOD ENDED JULY 31, 2004

3.

AMENDMENTS

In December 2004, the Company received correspondence from the United States Securities and Exchange Commission ("SEC") in connection with its submission of Registration Statement Form 20-F to have its securities approved for trading in the United States.  The SEC made certain suggestions to assist the Company in complying with applicable requirements and to enhance the overall disclosure in the filing.

In preparing its response to the SEC review, the Company has amended some disclosures and provided further disclosures where appropriate. The following indicates the significant amendments:

Statement of Income

Classification of Other Expense items

Statement of Cash Flows

Classification of Operating and Financing items

Note 1 Nature of Business

Enhanced disclosures

Note 2 Going Concern

Enhancement of going concern disclosure

Note 3 Amendments

Additional disclosures

Note 4(i) Revenue Recognition

Policy disclosure added

Note 4(j) Stock-based Compensation

Table added

Note 6 Inventory

Description added

Note 8 Development Costs

Enhanced disclosures

Note 9 Intangible Assets

Enhanced disclosures

Note 10 Performance Fee Payable

Enhanced disclosures

Note 12 Related Party Transactions

Additional disclosures

Note 13(b) Shares Issued

Additional disclosures

Note 17 US GAAP Reconciliation

Cash flow disclosure added

Note 17(ii) Stock-based Compensation

Enhanced disclosures

4.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)

Basis of Presentation:

These financial statements have been prepared in accordance with accounting principles generally accepted in Canada, which do not materially differ from accounting principles generally accepted in the United States (US GAAP) except as described in Note 17 “Significant Differences between Canadian and United States Generally Accepted Accounting Principles".

(b)

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) and net realizable value.

Amended - See note 3

Page

THE JENEX CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

PERIOD ENDED JULY 31, 2004

(c)

Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated amortization. Amortization is provided annually at rates intended to write off the assets over their estimated productive lives as follows:

Office furniture and fixtures

- 20% Diminishing balance

Computer equipment

- 30% Diminishing balance

Moulds

- 40% Diminishing balance

No amortization is taken on assets until they are placed in use.

(d)

Intangible assets

Intangible assets are recorded at cost less accumulated amortization. The amortization methods and estimates of the useful lives of intangible assets are reviewed annually. Intangible assets with a useful life determined to be indefinite are not amortized and are tested for impairment annually, or more frequently if events or changes in circumstances indicate possible impairment. Intangible assets with definite useful lives are amortized on a straight-line basis over their remaining economic life.

(e)

Research and development costs

Research costs are expensed as incurred. Development costs which meet the criteria for deferment of Canadian Institute of Chartered Accountants (CICA) Handbook Section 3450 "Research and Development Costs", including reasonable assurance regarding recoverability, are deferred. These development costs are stated at cost and amortized over five years based on the future estimated benefits of the costs. Deferred development costs are reviewed based on the criteria for deferment at the end of each accounting period. Development costs which do not meet the deferment criteria are written off.

(f)

Impairment of long-lived assets

Long-lived assets held for use, including equipment, intangible assets with finite useful lives, and long-term prepaid assets, are tested for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if the carrying amount exceeds the sum of the undiscounted cash flows expected from its use and eventual disposition. An impairment loss, if any, is determined as the excess of the carrying value of the asset over its fair value.

Amended - See note 3

Page

THE JENEX CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

PERIOD ENDED JULY 31, 2004

(g)

Foreign currency translation

Revenue and expense items denominated in foreign currencies are translated at the rates of exchange prevailing during the period. Monetary assets and liabilities denominated in foreign currencies are translated at the period-end exchange rates. Non-monetary assets and liabilities are translated at rates of exchange in effect when the assets are acquired or obligations incurred. Foreign exchange gains and losses are reflected in net earnings for the period.

(h)

Earnings (loss) per share

Basic earnings (loss) per share is calculated by dividing net earnings (loss) by the weighted average number of shares outstanding during the reporting period. Diluted earnings per share amounts are calculated using the treasury stock method.

(i)

Revenue recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable and collectability is reasonably assured. In addition to this general policy, revenue from the sale of products is recognized upon delivery net of returns, licence revenue is recognized over the term of the licensing agreement and royalty fees are recognized in accordance with their respective agreements.

(j)

Stock-based compensation

Effective November 1, 2003, the Company adopted the revised recommendations of CICA Handbook Section 3870, “Stock-Based Compensation and other Stock-Based Payments”, which requires that the fair value method of accounting be applied to all stock-based compensation payments to both employees and non-employees. In accordance with the transitional provisions of Section 3870, the Company has prospectively applied the fair value method of accounting for stock option awards granted and shares issued after November 1, 2003, and accordingly, has recorded a compensation expense during the period and a corresponding increase to contributed surplus. Prior to November 1, 2003, no compensation expense was recognized for the issuance of stock or stock options, however, pro-forma disclosure of net income and net income per share is provided below as if these awards were accounted for using the fair value method.

Amended - See note 3

Page

THE JENEX CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

PERIOD ENDED JULY 31, 2004

(j)

Stock-based compensation (continued)

	Year ended October 31, 2003	Year ended October 31, 2002
Net loss as reported	$ (702,350)	$ (663,907)
Fair value of stock-based compensation not recognized	(11,123)	(1,666,758)
Pro forma net loss	(713,473)	(2,330,665)
Pro forma earnings per share	(0.02)	(0.07)

The estimated fair value of the options is measured at the grant date using the Black-Scholes valuation model (note 13(d)) and is amortized to earnings over the vesting period on a straight-line basis.

Consideration received on the exercise of the stock options, together with any amount previously recognized in contributed surplus, is recorded as an increase to share capital.

(k)

Income taxes

The asset and liability method is used for determining income taxes. Under this method, future tax assets and liabilities are recognized at the estimated tax recoverable or payable which would arise if assets and liabilities were recovered and settled at the financial statement carrying amounts. Future tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. Changes to these balances are recognized in income in the period in which they occur.

(l)

Generally accepted accounting principles and financial statement presentation

Effective November 1, 2003, the Company adopted CICA Handbook Sections 1100, "Generally Accepted Accounting Principles", and 1400, "General Standards of Financial Statement Presentation". Section 1100 describes what constitutes Canadian GAAP and its sources, and provides guidance on sources to consult when selecting accounting policies and appropriate disclosure when a matter is not dealt with explicitly in the primary sources of GAAP, thereby recodifying the Canadian GAAP hierarchy. Section 1400 clarifies what is fair presentation in accordance with GAAP and provides general guidance on financial presentation. The adoption of this standard did not have a material effect on the financial statements.

(m)

Use of Estimates

In preparing these financial statements in accordance with Canadian generally accepted accounting principles, management was required to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Amended - See note 3

Page

THE JENEX CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

PERIOD ENDED JULY 31, 2004

5.

QUALIFYING TRANSACTION

Pursuant to a special meeting of shareholders on December 10, 2001, the shareholders of the Company approved the qualifying transaction as defined by Rule 46-501 of the Alberta Securities Commission ("ASC") and Policy 2.4 of the TSX Venture Exchange, whereby the Company acquired all the issued and outstanding shares of Thermolabile Technologies Corporation ("TTC"), a privately held company.

In consideration thereof the Company issued 26,260,562 common shares.

The acquisition was considered a related party transaction as the owners of the majority of the issued and outstanding shares of TTC were also owners and directors of the Company and the companies were subsequently amalgamated.

In substance this transaction represented a continuation of TTC's operations with a dilution of the original shareholders' interest in TTC. The acquisition was accounted for using continuity of interests accounting and as such TTC's net identifiable assets were combined at their carrying value.

The excess amount of the carrying value of the share equity assumed over the carrying values of the net identifiable assets received were charged to deficit in accordance with related party transaction guidelines and directives from the ASC.

The carrying values of the net identifiable assets of TTC at the time of acquisition, as at December 17, 2001 was as follows:

Non-cash current assets

$   139,557

Capital assets (net)

1,096,268

Current liabilities

(28,986)

Long-term debt

(309,970)

896,869

Cash acquired

90,188

987,057

Carrying value of common shares acquired

(2,066,894)

Net deficit acquired charged to deficit

$

(1,079,837)

Net deficit acquired charged to deficit, as at October 31, 2001

$

(1,020,373)

Net deficit acquired charged to deficit, from November 1, 2001 to December 17, 2001

(59,464)

$

(1,079,837)

Amended - See note 3

Page

THE JENEX CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

PERIOD ENDED JULY 31, 2004

6.

INVENTORY

Inventory consists of finished goods.

7.

EQUIPMENT

Net Book Value

Accumulated

July 31

October 31

Cost

Amortization

2004

2003

Office furniture and equipment

$

19,467

$

9,965

$

9,502

$

11,179

Computer equipment

4,415

2,442

1,973

2,546

Moulds

-

-

-

52,921

$

23,882

$

12,407

$

11,475

$

66,646

During 2004 the Company recognized an impairment loss of $52,921 relating to moulds which are idle and which management has no plans to utilize in the future.

8.

DEVELOPMENT COSTS

Net Book Value

Accumulated

July 31

October 31

Cost

Amortization

2004

2003

Regulatory costs

$

-

$

-

$

-

$

41,609

Organizational and professional

-

-

-

58,157

Branding and technology costs

-

-

-

319,877

$

-

$

-

$

-

$

419,643

During 2004 the Company determined that the criteria for deferment of development costs were no longer met principally due to sales volumes and therefore previously deferred development costs were written off.

Amended - See note 3

Page

THE JENEX CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

PERIOD ENDED JULY 31, 2004

9.

INTANGIBLE ASSETS

Net Book Value

Accumulated

July 31

October 31

Cost

Amortization

2004

2003

Patents and trademarks

$

149,335

$

68,085

$

81,250

$

289,333

The Company completed its annual review of the amortization method and estimated useful life of its intangible assets on July 31, 2004. As a result of this review, the Company determined that the carrying amount of intangible assets was not fully recoverable and therefore recognized an impairment loss of $189,333. The fair value and the remaining useful life of patents and trademarks was determined based on the current level of operations, existing licensing agreements and the legal life of the patents and trademarks. The fair value determined was then compared to the carrying value of the patents and trademarks in order to determine the amount of the impairment.

Estimated amortization expense:

2005

$

25,000

2006

25,000

2007

25,000

2008

6,250

$

81,250

10. PERFORMANCE FEE PAYABLE

Under the terms of Employment Agreements the Company had deferred payment of compensation to Michael Jenkins, President, and Donald Felice, Vice-President, relating to marketing and financing activities. During the period these activities were completed resulting in a payable of $596,689. The executives have indicated that they do not intend to demand payment of this amount during the ensuing fiscal year.

11. SHAREHOLDERS' ADVANCES

In the normal course of operations, the Company borrows from its shareholders. These advances are unsecured, non-interest bearing and have no fixed terms of repayment.

Amended - See note 3

Page

THE JENEX CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

PERIOD ENDED JULY 31, 2004

12. RELATED PARTY TRANSACTIONS

During 2004 the Company was charged $46,800 for website development from a company owned by a relative of a shareholder and executive of the Company (2003 - nil, 2002 $112,000). This amount was paid with 195,000 common shares and common share purchase warrants of the Company (2002 - 100,000 common shares). Each common share purchase warrant is exercisable into a common share of the Company at an exercise price of 40 cents per share for a one year period ending in March 2005. These transactions were measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

13. CAPITAL STOCK

(a)

Authorized

Unlimited number of common and preferred shares without par value

(b)

Shares issued as settlement for accounts payable

During 2004 the Company issued 756,806 common shares (2003 - 71,500; 2002 - 276,792) at the market value on the date of agreement to settle accounts payable totalling $189,579 (2003 - $27,885; 2002 - $358,188).

(c)

Escrow Shares

Under the requirements of the Alberta Securities Commission and the TSX Venture Exchange, 2,333,334 Common shares will be held in escrow and released upon the written consent of the Alberta Securities Commission as to 10% thereof on the completion of the Company's Qualifying Transaction and as to 15% thereof on each of 6, 12, 18, 24, 30 and 36 months following the initial release.

Under the requirement of the Alberta Securities Commission and the TSX Venture Exchange, 22,750,000 common shares issued under the Qualifying Transaction (Exchange Notice) will be subject to a six year Surplus Security Escrow Agreement, and released upon the written consent of the Alberta Securities Commission as to 5% thereof on each of 6, 12, 18, 24 months from Exchange Notice and 10% thereof on each of 30, 36, 42, 48, 54, 60, 66, 72 months from Exchange Notice.

(d)

Stock options

Under the Company's stock option plan, the Company may grant options to employees, consultants, officers and directors totaling up to 10% of its issued and outstanding common shares. The aggregate number of shares so reserved for issuance to any one person shall not exceed 5% of the issued and outstanding common shares.

Amended - See note 3

Page

THE JENEX CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

PERIOD ENDED JULY 31, 2004

(d)

Stock options (continued)

The following table summarizes information about the Company's stock option activity:

	July 31, 2004		October 31, 2003		October 31, 2002
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price
Outstanding at beginning of the period	3,052,056	$0.19	3,027,056	$0.19	733,333	$0.15
Granted	130,000	0.20	30,000	0.37	2,626,056	0.20
Exercised	-	-	(5,000)	0.15	(332,333)	0.17
Outstanding & exercisable at end of the period	3,182,056	$0.19	3,052,056	$0.19	3,027,056	$0.19
Weighted average fair value of options granted during the year	$0.12		$0.37		$0.63

The following table summarizes information about the stock options outstanding:

Exercise price	Number of options outstanding & exercisable at July 31, 2004	Weighted average remaining contractual life (years)
$0.15	541,667	1.9
$0.20	2,610,389	2.6
$0.34	20,000	3.5
$0.42	10,000	3.5
	3,182,056

The Company used the Black-Scholes option valuation model to estimate the fair values of stock options granted. The model requires management to make estimates, which are subjective and may not be representative of actual results. Changes in assumptions can materially affect estimates of fair values. The following weighted average assumptions were used in calculating the fair values of stock options granted by the Company:

	2004	2003	2002
Expected life (years)	5	5	5
Risk-free interest rate	3.37%	4.18%	4.71%
Expected volatility	110%	110%	110%
Dividend yield	0.0%	0.0%	0.0%

Amended - See note 3

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THE JENEX CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

PERIOD ENDED JULY 31, 2004

(e)

Warrants

Common share purchase warrants were issued in connection with the issuance of common shares. Each warrant entitles the holder to acquire one additional common share at the specified exercise price.

The following table summarizes information about the Company's warrant activity:

	July 31, 2004		October 31, 2003		October 31, 2002
	Number of warrants	Weighted average exercise price	Number of warrants	Weighted average exercise price	Number of warrants	Weighted average exercise price
Outstanding at beginning of the period	550,000	$ 0.50	-	$ -	-	$ -
Issued	5,927,971	0.40	550,000	0.50	-	-
Expired	(550,000)	0.50	-	-	-	-
Outstanding at end of the period	5,927,971	$ 0.40	550,000	$ 0.50	-	$ -

Exercisable at end of the period	623,473	$ 0.40	550,000	$ -	-	$ -

The following table summarizes information about the warrants outstanding:

Exercise price	Number of warrants outstanding at July 31, 2004	Number of warrants exercisable at July 31, 2004 (i)	Expiry date
$ 0.40	5,927,971	623,473	March 22, 2005

(i) 5,304,498 of the outstanding warrants entitle the holder to purchase one additional common share of the Company at a purchase price of 40 cents per common share, on or before that day which is the earlier of (i) March 22, 2005 or (ii) any 10 day period immediately following a period where the Company’s common shares have traded at a weighted daily average price greater than or equal to 80 cents for 10 consecutive trading days and the average daily trading volume exceeds 5,000 common shares per day.

14. LOSS PER SHARE

Loss per share is calculated using the weighted average number of common shares outstanding during the period, which was 36,971,412 (2003 - 33,161,827, 2002 - 32,578,440).

The inclusion of the Company’s stock options and share purchase warrants in the computation of diluted loss per share would have an anti-dilutive effect on loss per share and are therefore excluded from the computation. Consequently, there is no difference between basic loss per share and diluted loss per share.

Amended - See note 3

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THE JENEX CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

PERIOD ENDED JULY 31, 2004

15. INCOME TAXES

The Company has losses for income tax purposes of $   4,294,909   which are available to reduce taxable income in future periods. The potential future benefit of these amounts has not been recorded as it cannot be considered more likely than not that they will be utilized to reduce future taxable income. The benefit will be recorded when realized.

Losses for tax purposes expire as follows:

2006

$

891,116

2007

541,991

2008

412,391

2009

771,479

2010

576,442

2011

1,101,490

$

4,294,909

The reconciliation of income tax computed at the statutory rates to the income tax expense is as follows:

	Nine months ended July 31 2004	Year ended October 31 2003	Year ended October 31 2002
Accounting loss before income tax	$ (1,957,540)	$ (673,826)	$ (959,899)
Adjustment for loss on amalgamation	-	-	59,464
Adjusted accounting loss	(1,957,540)	(673,826)	(900,435)
Tax effect of expenses that are not deductible for income tax purposes and temporary differences	856,050	97,384	128,956
Loss for income tax purposes	$ (1,101,490)	$ (576,442)	$ (771,479)
Tax benefit, statutory tax rate of 36% (2003- 38%, 2002 - 41%)	396,536	219,048	316,306
Write down of future income tax asset	(361,298)	-	-
Unrecognized future tax benefits	(396,536)	(219,048)	-
Reduction in future income taxes resulting from reduction in tax rate	-	(28,524)	(20,314)
Income tax (expense) recovery	$ (361,298)	$ (28,524)	$ 295,992

Significant components of the Company's future tax assets and liabilities:

	July 31 2004	October 31 2003	October 31 2002
Non-capital losses carryforwards	$ 1,546,167	$ 1,224,219	$ 1,072,797
Difference between amortization and capital cost allowance	38,588	(237,949)	(306,632)
Valuation allowance	(1,584,755)	(624,972)	(376,343)
Net future income tax asset	$ -	$ 361,298	$ 389,822

Amended - See note 3

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THE JENEX CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

PERIOD ENDED JULY 31, 2004

16. FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities and long term debt. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

17.SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These financial statements vary in certain respects from financial statements prepared in accordance with accounting principles generally accepted in the United States (US GAAP). Application of US GAAP would have affected the earnings (loss) and financial position as set out below:

Balance Sheet	July 31 2004	October 31 2003	October 2002
Total assets under Canadian GAAP	$ 525,080	$ 1,241,849	$ 1,678,356
Adjustments:
Less: Development costs (i)	-	(419,643)	(579,159)
Total assets under US GAAP	$ 525,080	$ 822,206	$ 1,099,197
Total liabilities under Canadian & US GAAP	$ 642,552	$ 163,842	$ 69,884
Total shareholders' equity under Canadian GAAP	(117,472)	1,078,007	1,608,472
Less: Development costs (i)	-	(419,643)	(579,159)
Total shareholders' equity under US GAAP	(117,472)	658,364	1,029,313
Total liabilities and shareholders' equity under US GAAP	$ 525,080	$ 822,206	$ 1,099,197

Statement of Income	Nine months ended July 31 2004	Year ended October 31 2003	Year ended October 31 2002
Net loss under Canadian GAAP	$ (2,318,838)	$ (702,350)	$ (663,907)
Adjustments:
Less: Deferred development costs (i)	-	(27,885)	(47,538)
Plus: Write-down/amortization of deferred development costs	419,643	187,401	177,892
Less: Stock based compensation determined using intrinsic value based method (ii)	-	(2,500)	(1,313,028)
Net loss under US GAAP	$ (1,899,195)	$ (545,334)	$ (1,846,581)
Net loss per share under US GAAP	$ (0.05)	$ (0.02)	$ (0.06)

Amended - See note 3

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THE JENEX CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

PERIOD ENDED JULY 31, 2004

Statement of Cash Flows	Nine months ended July 31 2004	Year ended October 31 2003	Year ended October 31 2002
Operating activities under Canadian GAAP	$ (592,769)	$ (336,680)	$ (292,067)
Less: Deferred development costs (i)	-	(27,885)	(47,538)
Operating activities under US GAAP	(592,769)	(364,565)	(339,605)
Financing activities under Canadian & US GAAP	856,905	168,742	(82,890)
Investing activities under Canadian GAAP	-	(28,727)	(47,538)
Plus: Deferred development costs (i)	-	27,885	47,538
Investing activities under US GAAP	-	(842)	-
Increase (decrease) in cash	$ 264,136	$ (196,665)	$ (422,495)

(i) Deferred development costs

Under US GAAP, certain development costs, capitalized under Canadian GAAP, would have been charged against earnings. Deferred development costs were written off during the year under Canadian GAAP. See note 8 for further details.

(ii) Stock based compensation

As more fully described in note 13, the Company has prospectively adopted the new Canadian GAAP recommendations, which require that a fair value method of accounting be applied to all stock-based compensation awards to both employees and non-employees granted on or after November 1, 2003. The Canadian GAAP recommendations are substantially harmonized with the existing US GAAP rules.  Therefore, there is no GAAP difference for stock-based compensation and awards granted in the fiscal year 2004.

In fiscal years 2003 and 2002, the Company did not expense any compensation cost under Canadian GAAP. For US GAAP, the Company has elected to measure compensation cost based on the difference, if any, on the date of the grant, between the market value of the Company’s shares and the exercise price (referred to as the “intrinsic value method”) over the vesting period. As a result, the Company has recorded stock compensation charges under US GAAP for fiscal years 2003 and 2002 relating to the issuance of 30,000 options in 2003 and 2,626,056 options in 2002.

Amended - See note 3

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THE JENEX CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

PERIOD ENDED JULY 31, 2004

(ii) Stock based compensation (continued)

For awards granted prior to November 1, 2003, US GAAP requires the disclosure of pro forma net earnings and earnings per share information for all outstanding awards as if the Company had accounted for employee stock options under the fair value method. The following table presents net earnings and earnings per share information following US GAAP for purposes of pro forma disclosures:

	Year ended October 31, 2003	Year ended October 31, 2002
Net loss under US GAAP	$ (545,334)	$ (1,846,581)
Add: Stock-based compensation included in net loss under US GAAP determined using intrinsic value based method	2,500	1,313,028
Subtract: Stock-base compensation determined using fair value based method	(11,123)	(1,666,758)
Pro forma net loss under US GAAP	$ (553,957)	$ (2,200,311)
Pro forma earnings per share under US GAAP	$ (0.02)	$ (0.07)

Comprehensive Income:

For the periods ended July 31, 2004, October 31, 2003 and October 31, 2002, there is no difference between net loss and comprehensive loss.

18.

COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform with the current year's presentation.

Amended - See note 3

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